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                                                                    EXHIBIT 1.01
                                                                    ------------



                            BLACK HILLS CORPORATION

                              First Mortgage Bonds


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                           ____________, 1994


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
PAINEWEBBER INCORPORATED
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
    North Tower, World Financial Center
    New York, New York 10281

Dear Sirs:

     Black Hills Corporation, a South Dakota corporation (the "Company"), proposes to issue and sell up to $100,000,000 aggregate principal amount of its First Mortgage Bonds (the "Securities") in one or more offerings on terms determined at the time of sale. The Securities will be issued under an Indenture of Mortgage and Deed of Trust dated as of September 1, 1941, as amended and supplemented by twenty seven supplemental indentures (together, the "Indenture"), between the Company and Chemical Bank as trustee and success or by merger to the original and succeeding trustees (the "Trustee"). Each issue of Securities may vary as to aggregate principal amount, maturity, date, interest rate or rates and timing of payments thereof, any redemption or sinking fund requirements, and any other variable terms as the applicable supplemental indenture (the "Supplemental Indenture") contemplates may be set forth in the Securities issued from time to time. As used herein, "you" and "your", unless the context otherwise requires, shall mean such of the parties, if any, to whom this Agreement is addressed as are named in the applicable Terms Agreement or any such additional parties as may be specifically named in a Terms Agreement as Managing Underwriters with respect to Securities purchased pursuant to such Terms Agreement.

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     Offerings of Securities may be made through one or more of you or through an underwriting syndicate managed by one or more of you. If the Company determines to make an offering of Securities through one or more of you or through an underwriting syndicate managed by one or more of you, the Company will enter into an agreement (the "Terms Agreement") providing for the sale of such Securities (the "Offered Securities") to, and the purchase and offering thereof by, one or more of you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters", which term shall include you whether acting alone in the sale of securities or as members of an underwriting syndicate). The Terms Agreement relating to the Offered Securities shall specify the principal amount of Offered Securities to be issued and their terms not otherwise specified in the related Indenture, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the principal amount of Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price and the time and place of delivery and payment. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Securities through one or more of you or through an underwriting syndicate managed by one or more of you will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_____) relating to the Securities, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement and the prospectus relating to the sale of Securities including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a supplement to the Prospectus contemplated by Section 3(a) (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates.

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     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) The Company represents and warrants to each of you as of the date hereof, and to each Underwriter named in a Terms Agreement as of the date thereof (such latter date, which shall pertain only to the Securities being sold pursuant to such Terms Agreement, being hereinafter referred to as the "Representation Date") as follows:

          (i) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations") and the 1939 Act. The Registration Statement, at the time it became effective and as of the applicable Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, did not, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1), of the Trustee.

         (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (iii) The accountants who certified the financial statements included in the Registration Statement are

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     independent public accountants as required by the 1933 Act and the 1933 Act
     Regulations.

         (iv) The financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company's Common Stock, par value $1.00 per share (the "Common Stock"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (vi) The Company is a corporation in good standing, duly organized and validly existing under the laws of the State of South Dakota with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; the Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the States of Wyoming, Montana and Nebraska; and the Company's business is such that it is not required to qualify as a foreign corporation in any other jurisdiction, except for any failures to be so qualified which, taken as a whole, are not material to the Company and its subsidiaries considered as one enterprise.

        (vii) Each subsidiary of the Company is a corporation in good standing, duly organized and validly existing under the laws of its jurisdiction of incorporation, has due corporate authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the Registration Statement; has

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     been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of the Company and its subsidiaries considered as one enterprise or result in a material liability to the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equitable right.

       (viii) The Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Securities) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture; and the Indenture conforms in all material respects to all statements relating thereto contained in the Prospectus.

         (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject; and the execution, delivery and performance of this Agreement, each Terms Agreement and the applicable Supplemental Indenture by the Company, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or, other than the lien of the Indenture, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of

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     the Company or any applicable law, administrative regulation or administrative or court decree.

         (x) There is no mortgage, lien, pledge or encumbrance prior to the lien of the Indenture on any of the Trust Estate, as defined in the Indenture, except the lien of the Indenture and Permitted Encumbrances, as defined in Section 4.01 of the Indenture.

        (xi) No material labor dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

       (xii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or any Terms Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

      (xiii) The Public Utility Commission of South Dakota (the "South Dakota Commission") and the Public Service Commission of Wyoming (the "Wyoming Commission") have duly authorized the issuance and sale of the Securities on terms consistent with this Agreement, and no other authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1939 Act or state securities laws.

       (xiv) The Company and its subsidiaries have statutory authority, franchises, licenses, rights of way, easements, and consents, free from unduly burdensome restrictions and adequate for the conduct of the business in which each of them is engaged.

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         (xv) Except as otherwise stated in the Registration Statement and the
     Prospectus, the Company and each of its subsidiaries has good and valid title, free and clear of all liens and encumbrances, to substantially all of their permanent fixed properties owned respectively by them.

        (xvi) The Indenture (a) specifically or by general reference describes all generating stations, substations, electrical transmission systems and electrical distribution systems owned by the Company, and all franchises, permits, licenses, power purchase agreements, and material leases to which the Company is a party, (b) specifically describes all parcels of land owned by the Company except parcels of land which are immaterial to the operation of the business of the Company and whose value does not exceed $100,000 in the aggregate, and parcels of land disposed of or released from the lien of the Indenture in accordance with the terms of the Indenture, and (c) conveys to the Trustee all of the real and personal property owned by the Company, except property expressly excepted from the lien of the Indenture.

       (xvii) All Federal, state and other tax returns of the Company and its subsidiaries required by law to be filed have been duly filed. All Federal, state and local taxes upon the Company and its subsidiaries or upon any of their properties or assets which are due and payable have been paid. Federal income tax returns of the Company and its subsidiaries for all years through the year ended December 31, 1989, have been audited by the Internal Revenue Service, and the results are fully reflected in the financial statements included or incorporated by reference in the Registration Statement. The provision on the books of the Company and its subsidiaries for Federal income taxes for all fiscal years since 1989 are reasonably adequate and the Company does not anticipate substantial assessments for such years in addition to the amounts reserved therefor.

      (xviii)  Except as disclosed in the Registration Statement
     (specifically including the section "Environmental Regulation" in the Company's Annual Report on Form 10-K for the year ended December 31, 1993), the Company is not aware of any material violation by the Company or any of its subsidiaries of any Environmental Law, or of any material liability or potential material liability on the part of the Company or any of its subsidiaries resulting from the presence, use, release, threatened release, emission, disposal, pumping, discharge, generation or processing of Waste Materials. "Waste Materials" means (a) any substance, material or waste defined, used or listed as a "hazardous waste," "hazardous substance," "toxic substance," or other similar terms as defined or used in any Environmental Law, as such Environmental Law may from time to time be amended; and (b) any petroleum products, asbestos, lead-based paint, polychlorinated biphenyls, flammable explosives or

                                       7
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     radioactive materials.  "Environmental Law" means any federal, state or local statute, regulation, judgment, order, or authorization relating to emissions, discharges, releases or threatened releases of Waste Materials into ambient air, surface water, ground water, publicly owned treatment works, septic systems or land or otherwise relating to the pollution or protection of health or the environment.

        (xix) The Company has received all governmental regulatory approvals and permits required to authorize the Company to construct the 80 MW coal-fired electric generating plant referred to in the Registration Statement and the Prospectus as Neil Simpson Unit #2.

         (xx) No person or corporation, which is a "holding company" or a "subsidiary of a holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is presently exempt from the provision of the Public Utility Holding Company Act of 1935 which would require it to register thereunder.

        (xxi) This Agreement has been, and, at each Representation Date, the applicable Terms Agreement will have been, duly executed and delivered by the Company.

     Any certificate signed by any executive officer of the Company and delivered to you or to counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company to each Underwriter participating in each offering as to the matters covered thereby.

     SECTION 2.  Purchase and Sale.  (a)  The several commitments of the
                 -----------------
Underwriters to purchase Offered Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     (b) Payment of the purchase price for, and delivery of, any Offered Securities to be purchased by the Underwriters shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of

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the Company against delivery to you for the respective accounts of the
Underwriters of the Securities to be purchased by them. Such Securities shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time. Such Securities, which may be a temporary form, will be made available for examination and packaging by you on or before the first business day prior to Closing Time.

     SECTION 3.  Covenants of the Company.  The Company covenants with each of
                 ------------------------
you, and with each Underwriter participating in any applicable offering of Securities, as follows:

          (a) Promptly following the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Securities covered thereby, the terms of such Securities not otherwise specified in the Prospectus, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowances, if any, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

          (b) The Company will notify each of you immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the mailing or the delivery or EDGAR transmission to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any

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     amendment or supplement to the Prospectus, whether pursuant to the 1934
     Act, the 1933 Act or otherwise, and will furnish you with copies of any such amendment or supplement or other document proposed to be filed a reasonable amount of time prior to such proposed filing and will not file any such amendment or supplement or other document or use any such prospectus to which you or counsel shall object.

          (d) The Company will deliver to you as many signed copies of the registration statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as you may reasonably request and will also deliver to each of you a conformed copy of the Registration Statement and of each amendment thereto for each of the Underwriters.

          (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will forthwith amend or supplement the Prospectus or make appropriate filings under the 1934 Act (in form and substance satisfactory to your counsel) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to you a reasonable number of copies of such amendment or supplement or 1934 Act filing.

          (f) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities, have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Securities. The Company will promptly advise you of the receipt by the Company of any notification with respect

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     to the suspension of the qualification of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

          (g) The Company will make generally available to its security holders (as defined in Rule 158 of the 1933 Act Regulations) as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (which need not be audited, but which shall be in form complying with the provisions of Rule 158) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
     158) of the Registration Statement.

          (h) The Company during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act Regulations.

          (i) For such period of time as is specified in a Terms Agreement, commencing on the date of such Terms Agreement with respect to the Securities covered thereby, the Company will not, without the prior written consent of such of you as may be named in such Terms Agreement, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Securities.

     SECTION 4.  Payment of Expenses.  The Company will pay all expenses
                 -------------------
incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the reproduction and delivery of this Agreement and each Terms Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities and, if applicable, the Common Stock, under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey (copies of which shall be furnished to the Company promptly after preparation by such counsel), (vi) the printing and delivery to the Underwriters of copies of the registration statement as originally filed and all amendments thereto, the Registration Statement and all amendments thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the reproduction and delivery to the Underwriters of copies of each Supplemental Indenture and the Blue Sky Survey and any Legal Investment Survey, and (viii) the fees of rating agencies.

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     If a Terms Agreement is terminated by such of you as are named therein in accordance with the provisions of Section 5 or Section 9(i) hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for such Underwriters.

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder, and to the following further conditions:

          (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by any nationally recognized statistical rating organization to any debt securities or preferred stock of the Company as of the date of the applicable Terms Agreement shall not have been lowered since the execution of such Terms Agreement nor shall any such rating organization have publicly announced that it has placed any debt securities or preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading or (iii) there shall not have come to the attention of such of you as may be named in the applicable Terms Agreement any facts that would cause such of you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

          (b)  At the applicable Closing Time you shall have received:

               (1) The favorable opinion, dated as of the applicable Closing Time, of Morrill Brown & Thomas, counsel for the Company, in form and substance satisfactory to such of you as may be named in the applicable Terms Agreement to the effect that:


                    (i) The Company is a corporation in good standing, duly organized and validly existing under the laws of the State of South Dakota and has the corporate power and authority under its

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               articles of incorporation to own its properties and conduct its business as described in the Registration Statement and Prospectus.

                  (ii) The Company and each of its subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the failure to so qualify by the Company or any subsidiary would have a material adverse effect on the operations of the Company and its subsidiaries considered as one enterprise.

                 (iii) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

                  (iv)  The Securities covered by the applicable Terms
               Agreement are in the form contemplated by the Indenture, including the applicable Supplemental Indenture, and have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment pursuant to this Agreement, as supplemented by the applicable Terms Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement or creditors' rights or by general equity principles, and will be entitled to the benefits of the Indenture.

                   (v) The Indenture and the Securities covered by the applicable Terms Agreement conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement.

                  (vi)  The Indenture is qualified under the 1939 Act.

                 (vii) This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

                (viii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (ix) At the time the Registration Statement became effective and as of the date of the applicable Terms Agreement, the Registration Statement (other than the financial statements and schedules and other financial or statistical data included or incorporated by reference therein and the Statement of Eligibility of the Trustee on Form T-1 (the "Form T-1"), as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

                   (x) The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act (other than the financial statements included therein, as to which no opinion need be rendered) at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                  (xi) The South Dakota and Wyoming Commissions have authorized the issue and sale of the Securities; such authorizations, to the best of such counsel's knowledge, are still in force and effect and are sufficient for the issue and sale of the Securities; the issue and sale of the Securities are in conformity with the terms of such authorizations; and no other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act or the 1933 Act Regulations or state securities laws.

                 (xii) Each subsidiary of the Company is a corporation in good standing, duly organized and validly existing under the laws of its jurisdiction of incorporation and has corporate power and authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business and all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable, and is owned directly or indirectly by the Company free and clear of liens, encumbrances, equities or claims.

                (xiii) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened of a character which are required to be disclosed in the Registration Statement and Prospectus except as otherwise stated therein.

                 (xiv) The information in the Prospectus under the captions "Description of the Offered Bonds" and, with respect to the Prospectus Supplement relating to an issue of Securities, any further description with respect to such Securities to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by him and is correct in all material respects.

                  (xv) To the best of such counsel's knowledge, the statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 under "Rate Regulation" and "Environmental Regulation," as modified or superseded by any subsequently filed documents, have been prepared or reviewed by them and are materially correct.

                 (xvi) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of a character required to be described in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference.

                (xvii) The execution and delivery of this Agreement and the applicable Terms Agreement and Indenture by the Company and the consummation by the Company of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-Laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; the offering of Consent Bonds as contemplated by the Registration Statement and Prospectus will not conflict with or constitute a violation of the laws of South Dakota.

                (xviii) The Company and its subsidiaries have statutory
               authority, franchises, licenses, rights of way, easements, and consents free from unduly burdensome restrictions and adequate for the conduct of the business in which each of them is engaged.

                  (xix) Except as set forth in the Registration Statement and
               Prospectus, the Company and its subsidiaries have good and valid title to substantially all of their permanent fixed properties owned respectively by them.

               (2) The favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the Underwriters, with respect to the matters set forth in (iv), (vi), (vii), (viii) and (ix) of subsection b(1) of this Section.

               (3)  In giving their opinions required by subsections (b)(1) and
          (b)(2), respectively, of this Section, Morrill Brown & Thomas and Brown & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement at the time it became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date of the applicable Terms Agreement and at Closing Time, included or includes an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In connection with the statements required by this subsection (3), Morrill Brown & Thomas and Brown & Wood may state that, while they have participated in the preparation of the Registration Statement and the Prospectus, they have relied upon statements and representations of representatives of the Company and have not independently verified the statements contained in the Registration Statement or the Prospectus.

          (c) At the applicable Closing Time there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President or Vice President or of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has compiled with all agreements and satisfied all conditions on its part to be compiled with or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (d) At the time of the execution of this Agreement and at the applicable Closing Time, you shall have received from Arthur Anderson & Co. a letter dated such date, in form and substance satisfactory to you, to the effect that (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion the consolidated financial statements and supporting schedules audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations with respect to registration statement Form S-3 and the 1934 Act and the 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter (including a review of all interim financial information in accordance with SAS No. 71), nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) at a specified date not more than five days prior to the date of such letter, there has been any change in the capital stock or long-term debt of the Company consolidated (except for such number of shares of Common Stock set forth in said letter as may have been issued pursuant to the Company's existing stock option plans and employee stock purchase plan) consolidated net current assets or as compared with the amounts shown in the most recent balance sheet included or incorporated by reference in the Registration Statement or, during the period from a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenue, or in the total or per share amounts of consolidated net income of the Company and its subsidiaries except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by you and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

          (e) At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by such of you as may be named in such Terms Agreement by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     SECTION 6.  Indemnification.
                 ---------------

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or incorporated documents, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

        (iii) against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
- --------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled, at its own expense, to participate therein and to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that you shall have the right to employ counsel to represent jointly you and the other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by you and the other Underwriters against the Company under this
Section if, in your reasonable judgment, it is advisable for you and the other Underwriters and controlling persons to be jointly represented by separate counsel and in that event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters of each offering of Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 -------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or any Terms Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.  This Agreement may be terminated for
                 ------------------------
any reason at any time by either the Company or you upon the giving of thirty days' written notice of such termination to the other parties hereto. Such of you as may be named in any Terms Agreement may also terminate such Terms Agreement, immediately upon by notice to the Company, at any time at or prior to the applicable Closing Time (i) if there shall have been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of such of you as are named in such Terms Agreement, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock shall have been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said Exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal New York authorities, or (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities or preferred stock of the Company as of the time any applicable Terms Agreement was entered into shall have been lowered since that time or if any such rating organization shall have publicly announced that it has placed any debt securities or preferred stock of the Company on what is commonly termed a "watch list" for possible downgrading. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Securities shall remain in effect so long as any Underwriter owns any such Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h), the provisions of Section 4, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8 and 13 shall remain in effect.

     SECTION 10.  Default by One or More of the Underwriters.  If one or more of
                  ------------------------------------------
the Underwriters participating in an offering of Securities shall fail at the applicable Closing Time to purchase the Offered Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Securities"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24 hour period, then:

          (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Offered Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Offered Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

     In the event of any such default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 11.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at the address set forth above or, in respect of any Terms Agreement, to such other person and place as my be specified therein; notices to the Company shall be directed to it at Black Hills Corporation, P.O. Box 1400, Rapid City, South Dakota, 57709, attention Dale E. Clement, Senior Vice President -- Finance.

     SECTION 12.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon you and the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

    SECTION 13.  Governing Law.  This Agreement and each Terms Agreement shall
                 -------------
be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.

                                    Very truly yours,

                                    BLACK HILLS CORPORATION



                                    By_____________________________
                                       Name:
                                       Title:
CONFIRMED AND ACCEPTED,
  as of the date first above written:



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
PAINEWEBBER INCORPORATED
By  MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By_____________________________
     Authorized Signatory

                                                                       Exhibit A



                            BLACK HILLS CORPORATION

                              First Mortgage Bonds

                                TERMS AGREEMENT
                                ---------------

                                                    Dated:            , 19

To:



Re:  Underwriting Agreement dated               , 19  .

Title of Securities:
Current ratings:
Interest rate:       %.   Payable:
Date of Maturity:
Public offering price:              %, plus accrued interest or amortized
                                    original issue discount, if any, from
                                    __________, 19__.
Purchase price:                     %, plus accrued interest or amortized
                                    original issue discount, if any, from
                                    _________, 19___ (payable in next day
                                    funds).

Closing date and location:
Additional co-managers, if any:
Redemption provisions:
Sinking fund requirements:
Number of days for which the
  provisions of Section 3(i)
  apply:

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Offered Securities set forth opposite its name.

                                            Principal Amount of
Name                                        Offered Securities
- ----                                        -------------------



                                                 ---------
                    Total...........            $
                                                 =========

                    [Managing Underwriters]


                    By___________________________

                    Acting on behalf of themselves and
                    the other named Underwriters



Accepted:

BLACK HILLS CORPORATION


By________________________
  Name:
  Title:

                                       2